UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

Maxus Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (816) 303-4500

Item 5. Other Events and Required FD Disclosure.

         On June 15, 2004, the Registrant entered into a Purchase and Sale Agreement (the “Purchase Agreement”) between LB 100 Arbor Gate Circle LLC and LB 100 Waverly Drive LLC (“Sellers”) and the Registrant pursuant to which the Registrant has agreed to purchase two apartment complexes, one of which is located in the City of Picayune, Mississippi, known as 100 Arbor Gate Circle (the “Picayune Property”) and the other of which is located in the City of Bay Saint Louis, Mississippi, known as 100 Waverly Drive (the “Bay Saint Louis Property”), subject to the terms and conditions provided in the Purchase Agreement, for a purchase price of $9.4 million, subject to standard closing prorations. The Properties are being sold on an “as is,” “whereas,” and “with all defects” basis, without representation, warranty or covenant on the part of the Sellers. The acquisition of the Properties was subject to Registrant’s due diligence, which ended on July 15, 2004. The acquisition of the Properties is not contingent upon the ability of the Registrant to obtain financing for the acquisition. Management anticipates funding the acquisition of the Properties from cash on hand and a mortgage loan on the Properties. The Registrant has paid $141,000 of the Purchase Price to an escrow agent as a deposit.

         The closing of the sale is tentatively scheduled for August 10, 2004; provided, that (i) the Registrant may extend the closing date to a date not later than September 9, 2004, if it makes an additional deposit of $94,000 and (ii) Sellers may extend the closing date for an additional sixty (60) days if Sellers are unable to convey insurable title on the closing date. The closing is subject to other standard closing conditions, including, without limitation, conveyance to buyer of insurable title in and to the Properties and delivery of a title policy.

         At the closing, the Registrant will pay a broker’s fee of $141,000, $70,500 of which will be paid to an unrelated third party and $70,500 of which will be paid to Maxus Properties, Inc. (“Maxus Properties”), the Registrant’s management company. The Registrant’s chief executive officer and current trustee David L. Johnson and current trustee Christopher J. Garlich are principal owners of Maxus Properties, and Mr. Johnson is the chief executive officer of Maxus Properties.

         The Registrant anticipates assigning its rights under the Purchase Agreement to two wholly-owned subsidiaries of its operating limited partnership Maxus Operating Limited Partnership (the “Intended Assignees”) prior to the closing. The Purchase Agreement requires the Intended Assignees to assume all representations, warranties and indemnities of the Registrant under the Purchase Agreement. The Registrant anticipates that the Intended Assignees will make these assumptions and otherwise shall constitute permitted assignees under the Purchase Agreement.

         There can be no assurance that this transaction will ultimately be consummated. The Sellers are each unrelated third parties.

         The Picayune Property is a 120-unit apartment complex located in Picayune, Mississippi, the Bay Saint Louis Property is a 128-unit apartment complex in Bay Saint Louis, Mississippi.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: July 28, 2004	By:/s/ David L. Johnson
Chairman of the Board, President and Chief Executive Officer